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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      April 30, 2004
                                                --------------------------------


                  Riverside Park Associates Limited Partnership
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                        0-15740                04-2924048
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(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation)                                               Identification No.)


                                55 Beattie Place
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code       (864) 239-1000
                                                  ------------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events and Required FD Disclosure.

On December 11, 2003, NHP Management Company, a Delaware corporation ("NHP"), entered into a Redemption and Contribution Agreement (the "Agreement") with Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership ("Winthrop"), which was the previous general partner of Riverside Park Associates Limited Partnership (the "Partnership") with a 3% interest. Pursuant to the Agreement, on April 30, 2004, NHP acquired the general partnership interest in the Partnership through its wholly-owned subsidiary, AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company, in exchange for an allocated price of $1,000.

NHP is the associate general partner of Winthrop. The Agreement also contemplates the transfer of the associate general partnership interest in Winthrop from NHP to Winthrop. Prior to the transfer of the general partnership interest in the Partnership, this associate general partner interest allowed NHP to act on behalf of Winthrop, in its capacity as the general partner of the Partnership.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP

                                   By: AIMCO/Riverside Park Associates GP, LLC, Managing General Partner

                                        By: NHP Management Company,
                                            Managing Member


                                   By:    /s/ Martha L. Long
                                      ------------------------------------------
                                   Name:  Martha L. Long
                                   Title: Senior Vice President



                                   Date: May 21, 2004